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                                                                    Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE
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
                                             Investor Contact:                       Company Contact:
  60 East 42nd Street, Ste. 5010             Neil Berkman or Melanie Beeler          William J. Frost
  New York, NY 10165                         Berkman Associates                      Vice President-Administration
  212-716-2000                               (310) 277-5162                          (212) 716-2000
                                             info@BerkmanAssociates.com              www.edocorp.com

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                     EDO Corporation Updates Comments on Its
                    Communication and Space Products Segment.

         NEW YORK, NEW YORK, April 15, 2002. EDO Corporation (NYSE:EDO) today provided an update to comments made earlier this year about its Communication and Space Products Segment.

         "In our 2001 year-end earnings conference call held on February 21, 2002, we discussed the continuing weakness in EDO's space sensor and communications products business. Subsequently, one of our primary customers in this business has lowered its 2002 forecast for the quantity of Ku-Band down converters to be purchased from us. This in turn has resulted in our reducing the quantity of Ku-Band down converters produced and extending the period of performance of our first production lot. The manufacturing inefficiencies related to these reductions and extensions will result in an after-tax charge of approximately $0.9 million, or $0.05 per diluted share, in the first quarter. While we do not anticipate that business will improve in the space sensor and communications products business for the remainder of this year, we believe that we have adequately provided for the impact of the lowered production levels.

         "The remaining business in this segment and our two other business segments, Defense and Engineered Materials, continue to perform in accordance with our business plan," said Chief Financial Officer Darrell Reed.

About EDO Corporation

         EDO Corporation () supplies highly engineered products for governments and industry worldwide, including advanced electronic, electromechanical and information systems and engineered materials critical to the mission success of its customers. The Company's Defense Segment provides integrated front-line war fighting systems, including radar countermeasures systems, aircraft weapons storage and release systems, airborne mine countermeasure systems, and integrated combat systems and sonar systems and professional, operational, technical and information technology services. EDO's Space and Communication Segment addresses the needs of the remote sensing, communication, navigation, and electronic warfare industries with ultra-miniature electronics and a broad line of antennas. The Company's Engineered Materials Segment supplies piezoelectric and advanced composites for the communication, navigation, chemical, petrochemical, paper and oil industries, for civilian infrastructure and military applications.

Forward-Looking Statements

         This press release contains statements that are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's SEC filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.